SCHEDULE 13G

EXHIBIT A

RELEVANT SUBSIDIARIES AND MEMBERS OF FILING GROUP

PARENT HOLDING COMPANIES OR CONTROL PERSONS:

Warren E. Buffett (an individual who may be deemed to control Berkshire Hathaway Inc.)

Berkshire Hathaway Inc.

GEICO Corporation

MedPro Group, Inc.

General Re Corporation

INSURANCE COMPANIES AS DEFINED IN SECTION 3(a)(19) OF THE ACT:

National Indemnity Company

Columbia Insurance Company

Cypress Insurance Company

Government Employees Insurance Company

The Medical Protective Company

Berkshire Hathaway Specialty Insurance Company

AmGUARD Insurance Company

Genesis Insurance Company

NorGUARD Insurance Company

Old United Casualty Company

General Reinsurance Corporation

EastGUARD Insurance Company

WestGUARD Insurance Company

U.S Underwriters Insurance Company

MLMIC Insurance Company

Old United Life Insurance Company

Note: No Common Stock of HP Inc. is held directly by Berkshire Hathaway Inc. or by Warren E. Buffett, an individual who may be deemed to control Berkshire Hathaway Inc.